Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of April 19, 2018, by and among ULTRA RESOURCES, INC., a Delaware corporation (the “Borrower”), BANK OF MONTREAL, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and each of the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders entered into that certain Credit Agreement, dated as of April 12, 2017, among Ultra Petroleum Corp., a Yukon corporation, UP Energy Corporation, a Delaware corporation, the Borrower, the Administrative Agent, the Lenders and other parties from time to time party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans to the Borrower as therein provided;

WHEREAS, the Borrower has requested, and the Administrative Agent and the Lenders constituting the Majority Lenders have agreed, as set forth herein, to amend certain provisions of the Credit Agreement;

WHEREAS, the Administrative Agent and the Lenders constituting the Decrease and Maintenance Lenders have agreed, as set forth herein, to reaffirm the Borrowing Base;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Credit Agreement, in consideration of the loans which may hereafter be made by Lenders to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Defined Terms

. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement shall have the same meanings whenever used in this Amendment.

ARTICLE II.

AMENDMENTS TO CREDIT AGREEMENT

Section 2.1.Amendments to Section 1.02.

(a)Section 1.02 of the Credit Agreement is hereby amended by amending and restating the definition of “Applicable Margin” in its entirety to read as follows:

““Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be:

(a)	during a Borrowing Base Period, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	<25%	>25% <50%	>50% <75%	>75% <90%	>90%
Eurodollar Loans	2.50%	2.75%	3.00%	3.25%	3.50%
ABR Loans	1.50%	1.75%	2.00%	2.25%	2.50%
Commitment Fee Rate	0.50%	0.50%	0.50%	0.50%	0.50%

; subject to the last paragraph of this definition, each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if the Borrower fails to timely deliver a Reserve Report pursuant to Section 8.12(a), then if such default remains uncured for 30 days, the “Applicable Margin” means, for any day thereafter that such default remains uncured, the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level; and

(b)

during an Investment Grade Period, the rate per annum set forth in the grid below based upon (i) the higher of the Credit Ratings assigned to the Borrower by Moody’s or S&P in effect on such day if the lower rating is no lower than the immediately next lower rating and (ii) the higher Credit Rating in between the higher rating and the lower rating otherwise:

Credit Rating	Commitment Fee Rate	ABR Loans	Eurodollar Loans
>BBB+/Baa1	0.15%	1.125%	2.125%
BBB/Baa2	0.20%	1.250%	2.250%
BBB-/Baa3	0.25%	1.500%	2.500%
< BB+/Ba1	0.30%	1.750%	2.750%

Notwithstanding the foregoing, if the Consolidated Net Leverage Ratio exceeds 4.0 to 1.0 as of the last day of any fiscal quarter (the date on which a compliance certificate for such fiscal quarter is required to be delivered pursuant to Section 8.01(c), the “Pricing Step-Up Date”), then the “Applicable Margin” shall mean, with respect to any Eurodollar Loan or ABR Loan, for any day during the period beginning on such Pricing Step-Up Date and ending on the date on which a compliance certificate is delivered pursuant to Section 8.01(c) for the first fiscal quarter occurring after such Pricing Step-Up Date for which the Consolidated Net Leverage Ratio as of the last day of such fiscal quarter is less than or equal to 4.0 to 1.0, the Applicable Margin that would otherwise be in effect with respect to such Eurodollar Loan or ABR Loan, as applicable, plus 0.25% per annum.”

(b)The definition of “Swap Agreement” contained in Section 1.02 of the Credit Agreement is hereby amended by (i) deleting the first “(a)” contained therein and (ii) replacing the phrase “pursuant to this clause (a), and (b) any Secured Lender Physical Contract” contained therein with “.”.

Section 2.2.Amendment to Section 8.19. Section 8.19(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)Swap Agreements. The Borrower and each Restricted Subsidiary shall enter into and maintain at all times Swap Agreements with one or more Approved Counterparties pursuant to which the Borrower and such Restricted Subsidiaries shall hedge notional volumes of not less than, (i) during the period beginning on June 30, 2018 and ending on September 29, 2019, 65% of the Projected Volume (based on the most recently delivered Reserve Report) of natural gas from Proved Developed Producing Reserves for each calendar quarter during the subsequent eighteen (18) calendar month period immediately following any date of determination (as forecasted based upon the most recently delivered Reserve Report) and (ii) during the period beginning on September 30, 2019 and ending on March 30, 2020, 50% of the Projected Volume (based on the most recently delivered Reserve Report) of natural gas from Proved Developed Producing Reserves for each calendar quarter during the subsequent eighteen (18) calendar month period immediately following any date of determination (as forecasted based upon the most recently delivered Reserve Report); provided, that to the extent the delivery of a new Reserve Report hereunder results in a failure to satisfy the requirements of this Section 8.19(c), the Credit Parties shall have thirty (30) days following the delivery of such Reserve Report (or such later date as the Majority Lenders may agree in their sole discretion) to enter into additional Swap Agreements to the extent necessary to satisfy the requirements of this Section 8.19(c); provided, further, that if the Borrower reasonably determines that the Lenders (and their respective Affiliates) have insufficient aggregate capacity to enter into Swap Agreements with one or more Credit Parties for at least the minimum volumes of natural gas for each fiscal quarter required pursuant to this Section 8.19(c), then the requirements of this Section 8.19(c) shall be reduced solely to the extent necessary to reflect the maximum volumes of natural gas for each fiscal quarter for which the Lenders (and their respective Affiliates) have aggregate capacity to enter into such Swap Agreements.

Section 2.3.Amendment to Section 9.01. Section 9.01(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)Consolidated Net Leverage Ratio. The Borrower will not permit the Consolidated Net Leverage Ratio to exceed, as of the last day of each of the following fiscal quarters, the ratio set forth next to such fiscal quarter in the table below:

Fiscal Quarters (ending)	Consolidated Net Leverage Ratio
June 30, 2018 through June 30, 2019	4.50 to 1.0
September 30, 2019 through December 31, 2019	4.25 to 1.0
March 31, 2020 and each other fiscal quarter end thereafter	4.00 to 1.0

ARTICLE III.

BORROWING BASE

Section 3.1.Reaffirmation of Borrowing Base.  Pursuant to Section 2.07 of the Credit Agreement, the Administrative Agent and the Lenders constituting the Decrease and Maintenance Lenders hereby agree that, for the period from and including the Effective Date (as defined below) until the next Redetermination Date, the Borrowing Base shall be, and hereby is, reaffirmed at $1,400,000,000. The parties hereto agree that this reaffirmation of the Borrowing Base constitutes the Scheduled Redetermination for April 1, 2018 and such redetermination shall be deemed to have taken place in accordance with the procedures set forth in the Credit Agreement. This Amendment (a) does not limit redeterminations or further adjustments to the Borrowing Base pursuant to the Credit Agreement and (b) shall constitute the New Borrowing Base Notice in respect of such Scheduled Redetermination in accordance with Section 2.07(d) of the Credit Agreement.

ARTICLE IV.

CONDITIONS OF EFFECTIVENESS

Effective Date

. This Amendment shall become effective on the first date on which each of the conditions set forth in this Section 4.1 is satisfied (such date, the “Effective Date”):

(a)

the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrower and the Lenders constituting the Majority Lenders and the Decrease and Maintenance Lenders in form, substance and date satisfactory to the Administrative Agent;

(b)after giving effect to this Amendment, no Default or Event of Default shall exist under the Credit Agreement or under any other Loan Document;

(c)each representation and warranty of the Borrower and the Guarantors set forth in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date, except (i) to the extent any such representation and warranty is expressly limited to an earlier date, in which case, on and as of the Effective Date, such representation and warranty shall continue to be true and correct as of such specified earlier date, and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects; and

(d)

the Borrower shall have paid (i) an amendment fee payable to the Administrative Agent for the account of each undersigned Lender who has executed and delivered its signature page on or before April 19, 2018 in an amount equal to 15.0 basis points on each such Lender’s Commitment in effect on the Effective Date and (ii) to the extent invoiced, all fees and other amounts due and payable on or prior to the Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

ARTICLE V.

MISCELLANEOUS

Ratification of Agreements

.  The Loan Documents, as they may be affected by this Amendment, are hereby ratified and confirmed in all respects.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

Loan Documents

.  This Amendment is a Loan Document, and all provisions in the Credit Agreement (as they may be affected by this Amendment) pertaining to Loan Documents apply thereto.

Governing Law

.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Counterparts; Fax

.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES HERETO.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

BANK OF MONTREAL, as Administrative Agent

By: _/s/ Gumaro Tijerina_________________

      Name:  Gumaro Tijerina

      Title:    Managing Director

[Ultra Resources - Signature Page to Second Amendment to Credit Agreement]

BMO HARRIS BANK N.A., as a Lender

By: _/s/ Gumaro Tijerina_________________

      Name:  Gumaro Tijerina

      Title:    Managing Director

[Ultra Resources - Signature Page to Second Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By: _/s/ Meghan Sullivan_________________

      Name:  Meghan Sullivan

      Title:    Authorized Signatory

[Ultra Resources - Signature Page to Second Amendment to Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By: _/s/ Sydney G. Dennis_________________

      Name:  Sydney G. Dennis

      Title:    Director

[Ultra Resources - Signature Page to Second Amendment to Credit Agreement]

WHITNEY BANK, as a Lender

By: _/s/ Parker Mears_________________

      Name:  Parker Mears

      Title:    Vice President

[Ultra Resources - Signature Page to Second Amendment to Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By: _/s/ Robert James__________________

      Name:  Robert James

      Title:    Director

[Ultra Resources - Signature Page to Second Amendment to Credit Agreement]

FIFTH THIRD BANK, as a Lender

By: _/s/ Justin Bellamy__________________

      Name:  Justin Bellamy

      Title:    Director

[Ultra Resources - Signature Page to Second Amendment to Credit Agreement]

CIT BANK, N.A., as a Lender

By: _/s/ John Feeley__________________

      Name:  John Feeley

      Title:    Director

[Ultra Resources - Signature Page to Second Amendment to Credit Agreement]

Agreed and acknowledged:

ULTRA RESOURCES, INC., as Borrower

By: /s/ Garland R. Shaw__________________

      Name:  Garland R. Shaw

      Title:    Senior Vice President and Chief Financial Officer

[Ultra Resources - Signature Page to Second Amendment to Credit Agreement]